Exhibit 10.1

AMENDMENT TO THE CONCESSION TITLE GRANTED ON DECEMBER 2nd, 1996, BY THE FEDERAL GOVERNMENT, THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION, CURRENTLY MINISTRY OF INFRASTRUCTURE, COMMUNICATIONS AND TRANSPORTATION, IN FAVOR OF FERROCARRIL DEL NORESTE, S.A. DE C.V., CURRENTLY KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:
RECITALS
I. - On December 2nd, 1996, the Federal Government, through the then Ministry of Communications and Transportation, currently Ministry of Infrastructure, Communications and Transportation, hereinafter “THE MINISTRY”, granted Ferrocarril del Noreste, S.A. de C.V., currently Kansas City Southern de México, S.A. de C.V., hereinafter “THE CONCESSIONAIRE”, the Concession title to i) operate and exploit the general railway communication route corresponding to the Northeast Trunk Road described in Annex One, which configuration, areas, limits and routes are detailed in Annex Two, with the exception of the areas indicated in Annex Four, which includes the Trunk Road, the right of way, the traffic control centers and the signals for its railroad operation; ii) the use, utilization and exploitation of the public domain assets described in Annex Three, with the exception of the areas indicated in Annex Four; and iii) the provision of the public service of rail freight transport in that General Railway Communication Route, which includes the permits to provide the auxiliary services indicated in Annex Five, under the terms set forth in the title itself, which was published in the Official Gazette of the Federation on February 3rd, 1997, instrument that hereinafter shall be referred to as “THE CONCESSION TITLE”.

“THE CONCESSION TITLE” was amended on February 12th, 2001, November 22nd, 2006, December 31st, 2013, December 20th, 2017 and April 27th, 2018, amendments that were published in the Official Gazette of the Federation on March 20th, 2001, December 29th, 2006, March 26th, 2014, March 22nd, 2018 and June 1st, 2018, respectively.

II. - The railroads are one of the priority areas for national development and, therefore, the Mexican State is responsible for guiding their development in terms of the provisions of Articles 25 and 28, fourth paragraph, of the Political Constitution of the United Mexican States.

III. - The National Development Plan 2019-2024, published in the Official Gazette of the Federation on July 12th, 2019, states in its Epilogue: Vision 2024, as a responsibility of the Federal Government, to carry out a major transformation in the administrative apparatus and to redirect the public policies, governmental priorities and budgets; it also establishes the following General Axes: I. Politics and Government, II. Social Policy and III. Economy, foreseeing to achieve its fulfillment, among others, as a guiding principle: “the economy for welfare“, resuming the path of growth with austerity and without corruption.

IV. - According to the National Agreement on Infrastructure Investment in the Private Sector, released by the Federal Government in November 2019, Mexico requires infrastructure to promote

Exhibit 10.1
its development in an inclusive manner, and bring opportunities to the most lagging regions, among others, in railroads. In the same National Agreement, the Government of Mexico states its commitment to promote and facilitate the participation of private investment in infrastructure to conclude and initiate new private investment projects, both domestic and foreign, to reactivate economic activity.

V. - The Sectorial Program of Communications and Transportation 2020-2024, published in the Official Gazette of the Federation on July 2nd, 2020, establishes, among its priority objectives, to contribute to the development of the country by strengthening transport with a long-term vision, promoting, among others, a greater participation of railroad freight transportation as compared to auto-transportation.

VI. - In the city of Celaya, Guanajuato, the “NB“ Line, on the the Acámbaro-Escobedo section that goes from km NB-0+000 to km NB-85+447 of the Mexico-Lázaro Cárdenas corridor, which is part of “THE CONCESSION TITLE”, crosses with Line “A”, on the Mariscala-Irapuato section that goes from km A-263+922 to km A-354+516 of the México-Ciudad Juárez corridor, which is part of the concession title granted in favor of the company called Ferrocarril Mexicano S.A de C.V (Ferromex); likewise, the switchyard of Celaya, hereinafter “CELAYA SWITCHYARD”, is part of the concession of Ferromex and extends from east to west; the railroad tracks of “THE CONCESSIONAIRE” are located from north to south.
The exchange of loaded and empty cars between “THE CONCESSIONAIRE” and Ferromex takes place in the “CELAYA SWITCHYARD”, causing constant blockages to the population in the urban area of the city of Celaya, which generates a problem in the region that constitutes an area of opportunity for the efficiency of the provision of the public railroad transportation service in said area.
VII. - In order to solve this problem, as of 2012, “THE MINISTRY” started the construction of a by-pass, hereinafter referred to as “THE CELAYA BY-PASS”, which considers the modification of the routes of Lines “A” and “NB” through a new infrastructure composed of two by-passes called “AM” and “NBA” lines, respectively. The purpose of the second of said by-passes is to replace the operation of the railway section of the “NB” Line, from km 61+727 to km 82+405 for its subsequent disincorporation from “THE CONCESSION TITLE”.
VIII. - By means of a letter dated June 2nd, 2022, “THE CONCESSIONAIRE” declared to “THE MINISTRY” its interest and willingness to finance and carry out the conclusion of the construction of the works related to “THE CELAYA BY-PASS” in the section of the “NBA” line from km 0+000 to km 20+966.30, hereinafter “THE CELAYA-NBA LINE BY-PASS”, in accordance with the terms and conditions described in the executive project of the work, which is part of this amendment as Annex A.
IX. - In addition to the construction works of “THE CELAYA-NBA LINE BY-PASS”, “THE MINISTRY” and “THE CONCESSIONAIRE” jointly, have evaluated and agreed on the convenience of carrying out certain additional infrastructure construction works, hereinafter “ADDITIONAL INFRASTRUCTURE WORKS”, which are listed in the document attached to this amendment as Annex E, with the purpose of expanding the capacity of the Northeast General

Exhibit 10.1
Railroad Communication Route, improving the quality of railroad freight transportation services, making the transit of goods transported by train more efficient and improving urban-railroad coexistence for the direct benefit of the national logistics chain.

The agreement reached between “THE MINISTRY” and “THE CONCESSIONAIRE” includes the contribution and execution of the resources for the release of the right of way necessary to conclude the construction of “THE CELAYA-NBA LINE BY-PASS”, as well as for the execution of the “ADDITIONAL INFRASTRUCTURE WORKS” in accordance with Annexes A through F.

X. - Based on the foregoing, “THE MINISTRY” determined appropriate to modify “THE CONCESSION TITLE”, including also the increase to the exclusivity period to provide the public freight railroad transportation public service, for an additional period of ten years, in such a way that the exclusivity in the terms and with the exceptions set forth in “THE CONCESSION TITLE”, shall be for a total of forty years, counted from the beginning of the term of its concession, based on the financial analysis called “Valuation of the increase in the exclusivity” (Annex G), which establishes the term of recovery of the investment to conclude the construction of “THE CELAYA-NBA LINE BY-PASS” and the construction of the “ADDITIONAL INFRASTRUCTURE WORKS”.

LEGAL GROUNDS

By virtue of the foregoing, pursuant to Articles 36, Sections I, VII, VIII and XXVII of the Organic Law of the Federal Public Administration; 1, 6, 7, 8, 14 and 30 of the Regulatory Law of the Railroad Service; 1, 4, 15 and 36 of the Railroad Service Regulations; 4 and 5, Sections XI and XXIII of the Internal Regulations of the Ministry of Communications and Transportation, and Conditions 1.2.1, 1.4.2, 1.5, 2.5 and 5.2 of “THE CONCESSION TITLE”, this Entity of the Executive Branch grants the present amendment to “THE CONCESSION TITLE”, in accordance with the following:

CLAUSES

FIRST. - A third paragraph is added to condition 1.2.1 of “THE CONCESSION TITLE”, to read as follows:

“1.2.1. This title includes: (i) the conclusion of the construction of the works related to the by-pass in the city of Celaya, Guanajuato, in the section of the “NBA“ line from km 0+000 to km 20+966.30, hereinafter “THE CELAYA-NBA LINE BY-PASS” according to the executive project integrated to the same as Annex A; and, (ii) the construction of the additional infrastructure works identified in Annex E, hereinafter the “ADDITIONAL INFRAESTRUCTURE WORKS”, according to the executive projects that the Ministry and the CONCESSIONAIRE integrate to this instrument by mutual agreement as Annex F.”

SECOND. - The first paragraph of condition 1.4.2. of “THE CONCESSION TITLE” is amended to read as follows:

Exhibit 10.1
“1.4.2. This title confers exclusive rights to the CONCESSIONAIRE to provide the public railroad freight transportation service referred to in the first paragraph of section 1.2.3 for a period of forty years, counted as of the beginning of the effective date of “THE CONCESSION TITLE”, except for the way and drag along rights detailed in Annex Nine and in section 2.13 of this Concession.”

THIRD. - A fifth and sixth paragraphs are added to condition 2.5 of “THE CONCESSION TITLE”, to read as follows:

“2.5. The CONCESSIONAIRE shall provide and exercise the resources for the completion of the construction of “THE CELAYA-NBA LINE BY-PASS” and for the release of the missing right-of-way for the construction of said beltway, in accordance with Annex D, under the terms referred to in Annex A and Annex B and in accordance with the construction budget contained in Annex C.

Likewise, the CONCESSIONAIRE shall contribute and exercise the resources for the construction of the “ADDITIONAL INFRASTRUCTURE WORKS”, in terms of Annex F.

FOURTH. - The Annexes indicated below are added in terms of the documents attached to this amendment under the corresponding names, and become an integral part of this Concession:

A.Executive project of “THE CELAYA-NBA LINE BY-PASS”.
B.General work program for “THE CELAYA-NBA LINE BY-PASS”.
C.Construction budget for “THE CELAYA-NBA LINE BY-PASS”.
D.Release of right-of-way of “THE CELAYA-NBA LINE BY-PASS”.
E.List and Description of the “ADDITIONAL INFRASTRUCTURE WORKS”.
F.Executive Projects, programs and budgets of the “ADDITIONAL INFRASTRUCTURE WORKS”
G.Valuation of the increase in exclusivity.

Annex F, which is incorporated as a result of this amendment, shall be included in “THE CONCESSION TITLE” within 90 days after “THE CONCESSIONAIRE” notifies “THE MINISTRY” of the completion of the construction of “THE CELAYA-NBA LINE BY-PASS”.

Annexes A, B, C, D, E, F and G may be modified in accordance with the applicable legal and administrative provisions, without this implying an amendment to this Concession.”

FIFTH. - The Annexes indicated below are modified to remain in the terms of the documents attached under the corresponding numbers and names, and are an integral part of “THE CONCESSION TITLE”:

One.- Description of the licensed railroad.
Two.- Specifications of the configuration, areas, limits and routes of the railroad - track charts.
Three.- Specifications of the goods.
Four.- Areas excluded from the licensed railroad and list of properties with historical, cultural or artistic value.
Seven - Business Plan.

Exhibit 10.1
Nine.- Drag along rights and rights of way that the CONCESSIONAIRE is obliged to grant.
Ten.- Drag along rights and rights of way in favor of the CONCESSIONAIRE.
Eleven.-Northeast Railroad right-of-way letters.

Annexes Two and Three, which are hereby amended, shall be integrated to “THE CONCESSION TITLE” within 90 days after “THE CONCESSIONAIRE” notifies “THE MINISTRY” of the conclusion of the construction works of “THE CELAYA-NBA LINE BY-PASS”.

SIXTH. - This amendment shall become effective as of its signature and shall become part of “THE CONCESSION TITLE”.
Apart from the provisions of this Amendment, the other conditions of “THE CONCESSION TITLE” and its remaining Annexes, subsist in their terms, without this Amendment constituting in any way a novation in the rights and obligations previously acquired by “THE CONCESSIONAIRE”.

SEVENTH. - “THE CONCESSIONAIRE” unconditionally accepts the amendment to “THE CONCESSION TITLE” subject of this instrument, in the terms expressed above.

EIGHTH. - “THE CONCESSIONAIRE” shall arrange, at its own expense, the publication of this amendment to “THE CONCESSION TITLE” in the Official Gazzette of the Federation, within a term not exceeding 60 (sixty) calendar days as from the date of granting of this amendment.

This Amendment to “THE CONCESSION TITLE” is granted in Mexico City on July 14, 2022.

For “THE MINISTRY”	For “THE CONCESSIONAIRE”.

Eng. Jorge Arganis Díaz Leal Ministry of Infrastructure, Communications and Transportation	Mr. Oscar Augusto del Cueto Cuevas Legal Representative of Kansas City Southern de México, S.A. de C.V.